Exhibit 16.1

December 27, 2013

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: WPCS International Incorporated

File No. 001-34643

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of WPCS International Incorporated dated December 27, 2013, and agree with the statements concerning our Firm contained in the first, third, fourth and sixth paragraphs therein. We have no basis to agree or disagree with the statements made in the second paragraph therein.

Very truly yours,

/s/ CohnReznick LLP

Roseland, NJ